Exhibit 10.6 – Convertible Promissory Note Issued to Marans Invest & Finance S.A.

THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $249,975.00
CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, VIZSTAR, INC., a Nevada corporation (the “Maker”), hereby promises to pay to Marans Invest & Finance S.A. (the “Holder”) or order, without demand, the sum of Two Hundred Forty Nine Thousand Nine Hundred Seventy Five Dollars ($249,975.00), with interest accruing thereon at ten percent (10%) per annum, on October 31, 2010 (the “Due Date”), if not retired sooner.

Usury Saving Clause. All agreements in this note are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this note at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Holder shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

Conversion Features of the Note. After the Due Date, at the option of the Holder, all or any portion of the unpaid principal amount of this Note may, upon execution of the Notice of Conversion attached hereto and the surrender of this Note to the Maker for conversion, be converted into Common Stock at a fixed conversion price of $.67 per share. Provided Maker has closed under that certain Merger Agreement by and between Maker, Celestial Jets, Inc., a New York corporation (“XYZ”), and the shareholders of XYZ, Maker shall be entitled to force Payee to accept shares of common stock in lieu of repayment at a fixed conversion price of $.67 per share. The holder is not entitled to convert the note, if the number of shares of Common Stock beneficially owned by the holder and its affiliates, including shares to be issued upon conversion of the note would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding Common Stock on that date. This restriction may be waived, in whole or in part, upon sixty-one days prior notice from the holder to increase the percentage up to 9.99% but not in excess of 9.99% fully-paid, non-assessable shares of Maker’s common stock.

Conversion and Delivery. Notice of Conversion may be given at any time after the Due Date hereof. The Maker shall convert this note pursuant to such Notice of Conversion into shares of Maker’s Common Stock in accordance herewith. No fractional shares of Common Stock shall be issued upon conversion of this note. The Holder expressly waives his rights to receive a certificate for any fractional shares. If less than all of the unpaid principal amount evidenced by this note shall be converted, the Maker will, upon such exercise of the conversion privilege, execute and deliver to the Holder hereof a new note evidencing the remaining amount of principal then outstanding.

Default. Upon default, the Holder may resort to any remedy available to a secured party under the Uniform Commercial Code. Each of the following events or occurrences shall constitute an “Event of Default” hereunder: (a) if default is made in the payment of any monetary amount payable hereunder, within thirty (30) calendar days following the date the same is due plus the expiration of ten (10) business days following written notice to Maker (the “Cure Period”); (b) if default is made in the performance of any other promise or obligation described herein following five (5) days prior written notice to Maker of such default and the failure of Maker to cure such default during the Cure Period; (c) if Maker shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, or be declared insolvent by any court, suffer a receiver to be appointed for any of its property, or voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy; (d) if any writ of attachment, garnishment or execution shall be issued against Maker and not quashed within thirty (30) business days; and (e) if any tax lien be assessed or filed against Maker and remain unsatisfied for forty-five (45) business days.

Upon the occurrence of any Event of Default, which is not cured within ten (10) business days after written notice of such default is given by Holder or at any time thereafter when any Event of Default may continue, Holder may, at its option and in its sole discretion, declare the entire balance of this note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived.

Waiver Of Jury Trial. Maker agrees to trial by court and irrevocably agrees to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this note, the relationship created, or the origination, administration or enforcement of the indebtedness evidenced by this note.

Applicable Law. This note shall be governed by and construed according to the laws of Maker’s domicile. Venue of any action brought pursuant to this note, or relating to the indebtedness evidenced hereby or the relationships created by shall, at the election of the party bringing the action, be brought in a court located in the city and state of Maker’s domicile. Maker and Payee each waives any objection to the jurisdiction of or venue in such court and to the service of process issued by such court.

If any provision of this note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this note, and this note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

No waiver by the holder of any payment or other right under this note shall operate as a waiver of any other payment or right.

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by an authorized officer as of June 11, 2010.

VIZSTAR, INC.

By:	/s/ Richard O. Weed
Name: Richard O. Weed
Title: Secretary

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note into Shares of Common Stock of (the “Maker”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ____________________________________________________________
Conversion Price: ______________________________________________________________
Number of Shares of Common Stock Beneficially Owned on the Conversion Date:
(4.99% Limitation) ____________________________
Shares To Be Delivered: _________________________________________________________
Signature: ____________________________________________________________________
Print Name: ___________________________________________________________________
Address: _____________________________________________________________________
_____________________________________________________________________________